Exhibit 10.2

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

SEACOAST BANKING CORPORATION OF FLORIDA

AND

CAPGEN CAPITAL GROUP III LP

DATED AS OF

NOVEMBER 6, 2013

i

TABLE OF CONTENTS

(continued)

ii

SCHEDULES

SCHEDULE I	Subsidiaries

SCHEDULE II	Form of Lock-Up Agreement

iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of November 6, 2013 (this “Agreement”), is by and between Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), and CapGen Capital Group III LP, a Delaware limited partnership (the “Purchaser”).

WHEREAS, the Company has agreed to sell and the Purchaser has agreed to purchase, through its designee, from the Company $25 million of common stock, par value $0.10 per share, of the Company (the “Purchased Shares”), at the public offering price established for the offering described in the Company’s registration statement on Form S-3, (SEC File No. 333- 185660) (the “Registration Statement”), as supplemented by that certain Prospectus Supplement, dated November 6, 2013.

WHEREAS, the Company and Purchaser hereby agree to consummate the sale and purchase of the Purchased Shares as a registered direct offering pursuant to the Prospectus Supplement.

WHEREAS, the Company wishes to issue and sell to the Purchaser the Purchased Shares on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Purchaser wishes to purchase the Purchased Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Affiliates” shall mean, with respect to any Person, any other Person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the recitals.

“Bank” shall mean Seacoast National Bank, Stuart, Florida, a bank operating under a national banking charter.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“Business Day” shall mean any day that it is not a Saturday, Sunday or other day in which banks in the State of Florida or New York are authorized or required by law to be closed.

“Board” shall mean the Board of Directors of the Company.

“Company” shall have the meaning set forth in the preamble.

“Closing” shall have the meaning set forth in Section 2.02.

“Closing Date” shall have the meaning set forth in Section 2.02.

“Common Stock” shall mean the shares of common stock, $0.10 par value per share, of the Company.

“NASDAQ” shall mean National Association of Securities Dealers Automated Quotations.

“Offering” shall mean the public registered direct offering of Common Stock made by the Placement Agent pursuant to the Placement Agent Agreement.

“Person” shall mean any individual, firm, corporation, partnership, trust, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Placement Agent” shall mean Hovde LLC.

“Placement Agreement” shall mean the placement agency agreement dated November 5, 2013 between Hovde Group LLC and the Company, as amended, as filed with the SEC.

“Prospectus Supplement” shall mean the prospectus, dated February 14, 2012, as supplemented by the prospectus supplement, dated as of November 6, 2013, used in connection with the Offering.

“Purchase Price” shall have the meaning set forth in Section 2.03.

“Purchased Shares” shall have the meaning set forth in the recitals.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Regulatory Application” shall have the meaning set forth in Section 7.02.

“Registration Statement” shall have the meaning set forth in the recitals.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall have the meaning set forth in Section 8.01(b).

“Transaction” shall have the meaning set forth in Section 2.01.

“1933 Act” shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

Section 1.02 Additional Definitions. In addition to the foregoing, capitalized terms used in this Agreement and not otherwise defined in this Article 1 shall have the respective meanings provided herein.

ARTICLE 2

PURCHASE AND SALE OF THE PURCHASED SHARES

Section 2.01 Issuance, Sale and Delivery of the Purchased Shares. Subject to the terms and conditions hereinafter set forth, at the Closing, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Shares (such issuance, sale and purchase of the Purchased Shares, along with the other commitments by each party to the other set forth in this Agreement, the “Transaction”).

Section 2.02 Closing. The closing of the purchase and sale of the Purchased Shares shall take place at a mutually agreeable location upon satisfaction (or waiver, other than a waiver of any condition set forth in Section 5.04 or Section 6.03) of all conditions to closing; provided that such closing shall not occur prior to the end of the ten (10) day period commencing following the issuance of a notice by the Purchaser to its investors to call funds required to purchase the Purchased Shares; and provided, further that the Purchaser shall issue such notice no later than five (5) days after receipt of the last regulatory approval; or at such other date and time as may be agreed upon by the Purchaser and the Company (such closing being called the “Closing” and such date being called the “Closing Date”). At the Closing, subject to the terms and conditions hereof, the Company shall issue and deliver to the Purchaser the Purchased Shares in uncertificated book-entry form pursuant to instructions of the Purchaser provided to the Company at least five (5) Business Days in advance of the Closing Date, free and clear of any liens and other encumbrances (other than those placed thereon by or on behalf of Purchaser).

Section 2.03 Payment of Purchase Price. As payment in full for the Purchased Shares, on the Closing Date, the Purchaser shall deliver to the Company $25,000,000 (the “Purchase Price”), as may be adjusted to avoid the issuance and receipt of fractional shares (with the final number of shares rounded down to the nearest whole number, if necessary), based on a price per share of $2.15. The per share purchase price shall be the same as set forth in the Prospectus Supplement. Payment of the Purchase Price shall be made in immediately available funds by wire transfer to the bank account designated by the Company at least two (2) Business Days in advance of the Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows:

Section 3.01 Brokers. The Company has agreed to pay the Placement Agent .075% of the aggregate Purchase Price upon the Closing. Other than this agreement, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or similar payment in connection with the Purchased Shares.

Section 3.02 Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and is registered as a bank holding company under the BHCA. Schedule I sets forth all Subsidiaries of the Company. The Company’s principal Subsidiary and sole depository institution Subsidiary is the Bank. As used herein, the term “Subsidiary” shall mean any Person of which (i) the Company or any of its Subsidiaries is a general partner, (ii) the voting power to elect a majority of the board of directors or others performing similar functions is held by the Company and or any one or more of its Subsidiaries, (iii) 25% or more of the outstanding interests of any class of voting securities is, directly or indirectly, owned or controlled by the Company or any one or more of its Subsidiaries; or (iv) any other entity that would be treated as a subsidiary for purposes of the BHCA and Section 225.2(o) of Regulation Y.

Section 3.03 Authorization. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

Section 3.04 Purchased Shares. The Purchased Shares have been duly and validly authorized and, when issued and delivered against payment therefor by the Purchaser as provided herein, will be duly authorized, validly issued, fully paid, non-assessable and will be free and clear of any liens and other encumbrances and without any personal liability attaching to the ownership thereof, and will conform to the description of the capital stock contained in the Registration Statement and the Prospectus Supplement. The issuance of the Purchased Shares is not subject to the preemptive or other similar rights of any security holder of the Company.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as follows:

Section 4.01 Organization. The Purchaser is a limited partnership validly existing under the laws of the State of Delaware.

Section 4.02 Bank Holding Company Status. The Purchaser does not “control” within the meaning of the BHCA, directly or indirectly, any depository institution other than the Bank, is not a bank holding company under the BHCA other than with respect to the Bank, and will not immediately following the Closing “control” within the meaning of the BHCA any depository institution other than the Bank. Prior to Closing, the Purchaser will have obtained all necessary approvals to own the Purchased Shares.

Section 4.03 Authorization. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid and binding agreement of the Purchaser enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The Purchaser represents and warrants that the termination date of the fund under its organization documents is December 17, 2019.

Section 4.04 Prospectus Supplement. The Purchaser has received and read the Prospectus Supplement and has requested and reviewed such other information, and has had the opportunity to ask questions, concerning the Company as it deems necessary or advisable in the circumstances.

Section 4.05 Accredited Investor, etc. The Purchaser is a sophisticated institution who is an “accredited investor,” as defined in Rule 501 under the 1933 Act, who has had an opportunity to review the Company and ask questions of its management to its satisfaction, and who understands the risks of an investment in the Purchased Shares, and has the ability to hold the Purchased Shares indefinitely and can afford loss of its investment.

Section 4.06 Regulatory Approvals. Purchaser has not been advised by any governmental entity, and has no reasonable basis to believe, that any regulatory approvals, consents or statements of non-objection required or otherwise a condition to consummate the Transaction will not be obtained.

Section 4.07 Sufficient Funds. The Purchaser has or at the Closing will have all funds necessary to pay and deliver the Purchase Price on the terms and conditions contemplated by this Agreement. Following regulatory approval, the Purchaser will promptly comply with the capital call requirements of its organizational documents in order to request the funds necessary to pay and deliver the Purchase Price.

ARTICLE 5

CONDITIONS TO THE OBLIGATIONS

OF THE PURCHASER

The obligations of the Purchaser to purchase and pay for the Purchased Shares are subject to the satisfaction or waiver by the Purchaser (other than Section 5.04), on or before such Closing Date, of the following conditions:

Section 5.01 Representations and Warranties to be True and Correct. The representations and warranties contained in Article 3 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent such representations and warranties expressly relate to any earlier date (in which case such representations and warranties shall be accurate on and as of such date), and an authorized officer of the Company shall have certified such compliance to the Purchaser in writing on behalf of the Company.

Section 5.02 Performance. The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and a duly authorized officer of the Company shall have certified such performance and compliance to the Purchaser in writing on behalf of the Company.

Section 5.03 Corporate Approvals. All corporate approvals to be taken by the Company in connection with the Transaction shall have been obtained.

Section 5.04 Regulatory Approvals. Purchaser shall have received all regulatory approvals necessary to complete the Transaction, including approval of Purchaser Regulatory Application, all notice and waiting periods required by law to pass shall have passed without adverse action, and no judicial, regulatory or governmental orders or actions enjoining, restraining, prohibiting or invalidating such Transaction shall have been issued and remain in effect or are unstayed.

Section 5.05 Registration Rights Agreement. The Company and the Purchaser shall have executed and delivered, effective as of the Closing, a registration rights agreement in form and substance reasonably acceptable to the Company and Purchaser.

ARTICLE 6

CONDITION TO THE OBLIGATIONS

OF THE COMPANY

The obligations of the Company to issue and sell the Purchased Shares to the Purchaser and to perform its obligations under this Agreement are subject to the satisfaction, on or before such Closing Date, of the following conditions:

Section 6.01 Representations and Warranties to be True and Correct. The representations and warranties contained in Article 4 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and a duly authorized officer of the Purchaser shall have certified such compliance to the Company in writing on behalf of the Purchaser.

Section 6.02 Performance. Purchaser shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and a duly authorized officer of the Purchaser shall have certified such performance and compliance to the Company in writing to such effect on behalf of the Purchaser.

Section 6.03 Regulatory Approvals. Purchaser shall have received all regulatory approvals necessary to complete the Transaction, including approval of Purchaser Regulatory Application, all notice and waiting periods required by law to pass shall have passed without adverse action, and no judicial, regulatory or governmental orders or actions enjoining, restraining, prohibiting or invalidating such Transaction shall have been issued and remain in effect or are unstayed. Upon receipt, Purchaser shall provide evidence of such regulatory approvals.

Section 6.04 Lock-Up Agreement. Purchaser shall have executed and delivered, effective as of the Closing, the Lock-Up Agreement in the form attached as Schedule II, unless the Closing occurs on or after February 12, 2014 after the Lock-Up Agreement has expired by its terms.

ARTICLE 7

OTHER COVENANTS

Section 7.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Purchaser and the Company agree to cooperate with each other and use their respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable, or advisable on its part under this Agreement or under applicable laws to consummate and make effective the Transaction as promptly as practicable.

Section 7.02 Regulatory Approvals. The Purchaser will file on behalf of it and any of its Affiliates, to the extent necessary, all regulatory applications and notices needed to consummate the Transaction (“Purchaser Regulatory Application”), as soon as possible and not later than November 12, 2013. The Purchaser will pursue such applications diligently and on a priority basis, will request expedited processing of such applications and notices (to the extent such expedited processing is available), and, to the extent legally permissible and practicable, will provide the Company promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence, conditions, commitments and other documents with respect thereto. The Company will cooperate with Purchaser and use its reasonable best efforts to assist the Purchaser in securing all required regulatory approvals. Subject to applicable laws relating to the exchange of information, the Purchaser and the Company shall have the right to review in advance, and to the extent practical each shall consult with the other on, all material written information to be submitted in connection with any regulatory applications and notices needed to consummate the Transaction. The Purchaser shall furnish, to the extent legally permissible, to the Company copies of all notices or other communications (including any information included therein provided by the Company or on behalf of the Company, but excluding any information regarding the Purchaser or their Affiliates that has been designated as confidential and does not relate to the Company or its Affiliates) provided by Purchaser to any governmental entity or received by Purchaser from any governmental entity with respect to the Transaction. To the extent the Company receives any confidential information under this Section 7.02, the Company shall not, and shall cause its employees, representatives and agents not to, use, duplicate or disclose, in whole or in part, or permit the use, duplication or disclosure of, any of such information in any manner whatsoever. The Purchaser shall be responsible for any breach of this Section 7.02 by any of its employees, representatives and agents. All information furnished or disclosed pursuant to this Section 7.02 shall remain the sole property of the Company.

Section 7.03 Corporate Approvals. The Company and the Purchaser have or will obtain all corporate approvals necessary for this Agreement and the Transaction.

Section 7.04 Lock-Up Agreement. The Purchaser shall execute and deliver, effective as of the Closing, the Lock-Up Agreement.

Section 7.05 Bank Holding Company Status. Following the Closing and as long as the Purchaser holds shares of the Company, the Purchaser will not “control” within the meaning of the BHCA any depository institution other than the Bank.

Section 7.06 Information and Confidentiality.

(a) For so long as the Purchased Shares are beneficially owned (with the term “beneficial ownership” and correlative terms having the meaning ascribed in Section 13(d)(3) of the 1934 Act and Rule 13d-3 thereunder) or otherwise owned by the Purchaser or any of its Affiliates, the Company shall deliver, or make available, to the Purchaser:

(i) as soon as available after the end of each fiscal quarter (but in no event later than 60 days after the end of each fiscal quarter), copies of:

(1) unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter,

(2) unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and for the portion of such fiscal year and the prior fiscal year ending with such quarter, and

(3) in each case prepared in accordance with U.S. generally accepted accounting principles (“GAAP”);

(ii) as soon as available after the end of each fiscal year of the Company (but in no event later than 120 days after the end of each fiscal year), copies of:

(1) audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such year,

(2) audited consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such year, and

(3) in each case prepared in accordance with GAAP and audited by an independent certified public accountants of recognized national standing.

(b) All information obtained under this Section 7.07 shall be deemed confidential and the Purchaser shall not, and shall cause its employees, representatives and agents not to, use, duplicate or disclose, in whole or in part, or permit the use, duplication or disclosure of, any of such information or any other confidential information of the Company in any manner whatsoever, other than solely for evaluating the condition of the Company. The Purchaser shall be responsible for any breach of this Section 7.07(b) by any of its employees, representatives and agents. All information furnished or disclosed pursuant to this Section 7.07 shall remain the sole property of the Company.

ARTICLE 8

TERMINATION

Section 8.01 Methods of Termination. This Agreement may be terminated at any time prior to the Closing in any of the following ways:

(a) by the mutual written consent in writing of Purchaser and the Company;

(b) by either Purchaser or the Company if the Closing shall not have occurred by March 31, 2014 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing;

(c) by the Company if there has been a breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 6.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by the Company to the Purchaser and (ii) the Termination Date;

(d) by the Purchaser if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by Purchaser to the Company and (ii) the Termination Date; or

(e) by the Company or Purchaser in writing at any time after any applicable regulatory authority has denied or requested the withdrawal of any application for approval of the Transaction.

Section 8.02 Procedure Upon Termination. In the event of termination pursuant to Section 8.01 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice (or as otherwise set forth in Section 8.01(c) and Section 8.01(d)), unless an extension is consented to in writing by the party having the right to terminate. If this Agreement is terminated as provided herein,

(a) each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to the Transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

(b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental entity) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Press Releases. The Company and the Purchaser shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may be necessary upon the advice of outside counsel be required by law or the rules or regulations of NASDAQ or the SEC or any other applicable law.

Section 9.02 Expenses. Each party hereto will pay its own expenses in connection with the Transaction, whether or not the Transaction shall be consummated.

Section 9.03 Survival. The representations and warranties of the Company contained in Section 3.03 [Authorization] and Section 3.04 [Purchased Shares] shall survive the Closing. The covenants set forth in Section 7.05 [Bank Holding Company Status] shall survive the Closing in accordance with their respective terms. All other representations, warranties, covenants and agreements in this Agreement shall expire as of the Closing.

Section 9.04 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

to the Company, at:

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Attention: Dennis S. Hudson III

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Randolph A. Moore III

if to the Purchaser, at:

CapGen Capital Group III LP

c/o CapGen Financial Partners

1185 Avenue of the Americas, Suite 2000

New York, New York 10036

Attention: Robert Goldstein

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Maripat Alpuche

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

Section 9.05 Assignment. This Agreement shall not be assignable by operation of law or otherwise. This Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

Section 9.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles regarding choice of law.

Section 9.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.08 Amendments and Waivers. Neither this Agreement nor any term hereof may be amended, modified, waived or discharged other than by a written instrument signed by the party against whom enforcement of any such amendment, modification, waiver or discharged is sought. Each party agrees not to waive any condition set forth in Section 5.04 or Section 6.03.

Section 9.09 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

Section 9.10 Titles, etc. The cover page, table of contents, titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

Section 9.11 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such other instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 9.13 Entire Agreement. This Agreement, including the schedules hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

COMPANY:

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Denny S. Hudson III
Name: Denny S. Hudson III
Title: Chairman and Chief Executive Officer

PURCHASER:

CAPGEN CAPITAL GROUP III LP., CAPGEN CAPITAL GROUP III LLC, THE GENERAL PARTNER OF CAPGEN CAPITAL GROUP III LP

By:	/s/ John P. Sullivan
Name: John P. Sullivan
Title: Managing Director